EXHIBIT 5.1

December 20, 2005

Market Central, Inc.
6701 Carmel Road
Suite 205
Charlotte, NC 28226

Ladies and Gentlemen:

We have examined the Company’s Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") in connection with (i) the rescission offer with respect to $6,383,950 principal amount of the outstanding 2005 6.4% Senior Convertible Notes (the “Notes”), Warrants to Purchase 3,164,788 shares of Common Stock, $.001 par value (the “Common Stock”) (the “Warrants”) and 339,804 shares of Common Stock, (ii) the exchange offer of up to $5,107,160 principal amount of A 8% and B 8% Notes (the “New Notes”) and up to A Warrants and B Warrants to purchase 6,688,098 shares of Common Stock (the “New Warrants”), for the Notes and the Warrants, (iii) the registration of the issuance of up to 5,319,958 shares of Common Stock upon the conversion of Notes and New Notes, and (iv) the registration of the issuance of up to 7,545,153 shares of Common Stock upon the exercise of Warrants and New Warrants. For purposes of this opinion, the shares of Common Stock issued pursuant to (i) the rescission offer, (ii) conversion of Notes and New Notes, and (iii) the exercise of Warrants and New Warrants shall be collectively referred to as the “Shares.”

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

1)	the Registration Statement;

2)	the Certificate of Incorporation of the Company, as amended and restated to the date hereof;

3)	the Bylaws of the Company, as amended and restated to the date hereof;

4)	resolutions adopted by the Board of Directors of the Company, relating to the approval of the filing of the Registration Statement, together with the exhibits thereto, and other related matters; and

5)	Such other documents and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

On the basis of the foregoing, it is our opinion, subject to the effectiveness of the Registration Statement filed with the SEC (such Registration Statement as amended and finally declared effective, and the form of prospectus contained therein or subsequently filed pursuant to Rule 424 under the Securities Act, being hereinafter referred to as the "Registration Statement") that: (a) the Notes and the New Notes and the Warrants and New Warrants (to the extent outstanding following the termination of the rescission offer and exchange offer) will constitute valid and binding obligations of the Company except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and may be subject to general principles of equity (regardless of whether considered in equity or at law); (b) upon proper acceptance of the rescission offer (as described in the Registration Statement) the Shares issued in respect of such rescission offer shall be legally issued, fully paid and non-assessable shares of the Common Stock of the Company; (c) upon payment and delivery of the exercise price in accordance with the terms of the Warrants and New Warrants (as described in the Registration Statement), the Shares issued in respect of such exercises shall be legally issued, fully paid and non-assessable shares of the Common Stock of the Company; and (d) upon conversion of the Notes and New Notes in accordance with their terms (as described in the Registration Statement) the Shares issued in respect of such conversions shall be legally issued, fully paid and non-assessable shares of the Common Stock of the Company.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than the substantive laws of the State of Georgia and the State of Delaware. Further, our opinion is based solely upon the existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

The opinion expressed herein is solely for your benefit, and may be relied upon only by you.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP